Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

CONTINENTAL RESOURCES, INC.

An Oklahoma Corporation

Effective as of:

May 18, 2007

i

ii

Section 2.	Indemnity for Actions by the Corporation	14
Section 3.	Success on the Merits	14
Section 4.	Procedure	14
Section 5.	Expenses	14
Section 6.	Non-Exclusive	14
Section 7.	Insurance	15
Section 8.	Permissive Indemnification of Employees and Agents	15
Section 9.	Severability	15

ARTICLE X AMENDMENTS

Section 1.	General	15

iii

SECOND AMENDED AND RESTATED BYLAWS

OF

CONTINENTAL RESOURCES, INC.

Incorporated under the laws of the State of Oklahoma

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Continental Resources, Inc. (the “Corporation”) shall be the registered office named in the Corporation’s Third Amended and Restated Certificate of Incorporation, as may be amended or restated from time to time, on file with the Oklahoma Secretary of State (the “Certificate of Incorporation”), or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and out of the State of Oklahoma as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Voting Rights. With respect to voting powers, except as otherwise required by law, the voting rights of all shares are as set forth in the Certificate of Incorporation.

Section 2. Meetings of Shareholders. Meetings of shareholders for any purpose may be held at such time and place, within or without the State of Oklahoma, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 3. Annual Meetings. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of shareholders.

Section 4. Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date and hour of such meeting, shall be given to each shareholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of the meeting unless otherwise required by law.

Section 5. Special Meetings. Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

Section 6. Notice of Special Meetings. Written notice of a special meeting of shareholders, stating the place, date, hour, and the purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat, not less than ten (10) days nor more than sixty (60) days before the date fixed for the meeting unless otherwise required by law. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

Section 7. Shareholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, at the principal place of business of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any shareholder who may be present. The list also may be made available electronically to the shareholders, provided that the information required to gain access to such list is provided with the notice of the meeting to the shareholders.

Section 8. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as otherwise provided in Article Eight of the Certificate of Incorporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 8, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election of directors to be held at the annual meeting of the shareholders of the Corporation, not later than ninety (90) days or more than one hundred twenty (120) days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the Corporation, provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made, and (ii) with respect to a special meeting of shareholders called for the purpose of electing one or more directors to the Board of Directors, not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected), and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder, and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder. At the request of any officer of the Corporation, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder’s notice of nomination that pertains to the nominee.

In the event that a person is validly designated as nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

Except as otherwise provided in Article Eight of the Certificate of Incorporation, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 8. The chairman of the meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Notwithstanding the foregoing provisions of this Section 8, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 8.

Section 9. Business to be Brought Before a Meeting of Shareholders. To be properly brought before a meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 9, who shall be entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section 9. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 6 of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting in accordance with Section 8 of this Article II. In addition to any other applicable requirements, for business to be brought before an annual meeting by a shareholder of the Corporation, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than ninety (90) days or more than one hundred twenty (120) days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the Corporation, provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A shareholder’s notice to the Secretary shall set forth as to each matter (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Corporation which are owned beneficially by the shareholder, (iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.

Section 10. Adjournment of Meetings. The chairman of any meeting of shareholders or the holders of a majority of the outstanding shares entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date of which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and hour of the adjourned meeting shall be given in conformity herewith. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally noticed.

Section 11. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. Where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn to another place, if any, date or time.

Section 12. Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of shareholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of such portion of the shares as is equal to the reciprocal of the fraction equal to the number of proxies representing such shares divided by the total number of shares represented by such proxies.

Section 13. Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Certificate of Incorporation, each shareholder shall on each matter submitted to a vote at a meeting of shareholders have one vote for each share of the stock entitled to vote which is registered in his name on the record date for the meeting. For the purposes hereof, each election to fill a directorship shall constitute a separate matter. Shares registered in the name of another entity, domestic or foreign, may be voted by such officer, agent or proxy as the organizational documents of such entity may determine. Shares registered in the name of a deceased person may be voted by the executor or administrator of such person’s estate, either in person or by proxy.

All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, upon request of the chairman of the meeting or upon demand therefor by shareholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by written ballots, unless otherwise provided in the Certificate of Incorporation.

At any meeting at which a vote is taken by written ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. Such inspector shall receive the written ballots, count the votes, and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 14. Conduct of Meetings. The meetings of the shareholders shall be presided over by the Chairman of the Board or such other officer of the Corporation as designated by the Chairman of the Board or the Board of Directors. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or, if the Secretary is not present, such other officer of the Corporation as designated by the Board of Directors or the chairman of the meeting shall so act.

The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

Section 15. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

Nothing in this Section 15 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

ARTICLE III

DIRECTORS

Section 1. Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, the Board of Directors may exercise all of the powers of the Corporation.

The number of directors which shall constitute the Board of Directors shall be at least three (3) and not more than fifteen (15). Subject to the limits specified in this Section 1, the number of directors shall be determined from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of shareholders.

The term of office of directors shall be as set forth in the Certificate of Incorporation.

Section 2. Place of Meetings; Order of Business. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Oklahoma. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in the Chairman of the Board’s absence by the Chief Executive Officer (should the Chief Executive Officer be a director), or in the Chief Executive Officer’s absence by the President (should the President be a director), or in the President’s absence by such officer of the Corporation as designated by the Board of Directors, or by a majority of the Board of Directors.

Section 3. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall elect the officers of the Corporation.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Chairman of the Board or, in the absence of the Chairman of the Board, by the Chief Executive Officer (should the Chief Executive Officer be a director), or in the Chief Executive Officer’s absence, by the President (should the President be a director), or in the President’s absence, by such officer of the Corporation as designated by the Board of Directors, or by a majority of the Board of Directors. Five (5) days’ notice of all regular meetings shall be given, and such notice shall state the place, date and hour of such meeting.

Section 5. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the President on at least forty-eight (48) hours’ notice to each director stating the place, date and hour of such meeting and the business to be transacted thereat. Special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of two (2) directors unless the Corporation has at that time less than three (3) directors, in which latter event the request of only one (1) director shall be required. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.

Section 6. Quorum; Voting. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meetings at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Telephonic and Other Participation. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 8. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent of such action is signed by, or an electronic transmission containing consent to such action is received from, all members of the Board or of such committee as the case may be. Such written or electronic consent shall be filed with the minutes of proceedings of the Board or committee.

Section 9. Expenses. The directors may be paid their expenses, if any, of attendance of such meeting of the Board of Directors and may be paid for attendance at such meeting of the Board of Directors and/or a stated fee as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings, and the chairman of any special or standing committee may be allowed additional compensation for serving in such capacity. All amounts to be paid under this Section 9 shall be subject to the approval of the Board of Directors.

Section 10. Removal of Officers. The Board of Directors at any time may, by affirmative vote of a majority of the members of the Board then in office, remove any officer elected or appointed by the Board of Directors for cause or without cause.

ARTICLE IV

COMMITTEES

Section 1. Designation; Powers. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, including, if they shall so determine, an executive committee, with each such committee to consist of one or more of the directors of the Corporation. Except as otherwise provided by the Certificate of Incorporation or applicable law, any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.

Section 2. Procedure; Meetings; Quorum. Any committee designated pursuant to this Article IV shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these Bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be possible. At every meeting of any such committee, a quorum shall be present if a majority of all the members of the committee are present. The affirmative vote of a majority of the members present at a meeting at which there is a quorum shall be necessary for the adoption by it of any resolution.

Section 3. Substitution and Removal of Members; Vacancies. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

ARTICLE V

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall, at a minimum, consist of a Chief Executive Officer and a Secretary. The Board of Directors may also choose additional officers, including a Chief Operating Officer, a President, a Chief Financial Officer, one or more Vice Presidents who may be classified by their specific function, a Secretary and one or more Assistant Secretaries. Two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2. Salaries of Officers. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or a committee thereof.

Section 3. Term of Office. The officers of the Corporation shall hold office until their successors are chosen or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 4. Chairman and Vice Chairman. The Chairman, or, in the absence of the Chairman, a Vice Chairman of the Board of Directors, if chosen, shall preside at all meetings of the Board of Directors and shareholders, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5. Chief Executive Officer. The Board of Directors shall select a Chief Executive Officer of the Corporation, who will serve as an officer of the Corporation. The Chief Executive Officer shall (i) have overall supervision of the business of the Corporation and shall direct the affairs and policies of the Corporation, subject to any direction which may be given by the Board of Directors; (ii) shall have authority to designate the duties and powers of the officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the laws of the State of Oklahoma, these Bylaws or actions of the Board of Directors, and (iii) in general have all other powers and shall perform all other duties incident to the chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors from time to time. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 6. Chief Operating Officer. The Board of Directors may select a Chief Operating Officer, who will serve as an officer of the Corporation. The Chief Operating Officer, if one is selected, need not hold any other office or title. The Chief Operating Officer, if one is selected, shall have supervision of the day-to-day business of the Corporation and shall direct the day-to-day affairs and policies of the Corporation subject to any directions which may be given by the Board of Directors and the Chief Executive Officer. The Chief Operating Officer shall have authority to designate the duties and powers of the officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the laws of the State of Oklahoma, these Bylaws or actions of the Board of Directors or the Chief Executive Officer, and shall in general have all other powers and shall perform all other duties incident to the Chief Operating Officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors and the Chief Executive Officer from time to time.

Section 7. President. The Board of Directors may select a President, who will serve as an officer of the Corporation. The President, if one is selected, need not hold any other office or title. In the absence of the Chief Executive Officer, the President shall be the chief executive officer of the Corporation. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors, are carried into effect. If the Board of Directors does not designate the Chief Operating Officer of the Corporation, the President shall serve as the Chief Operating Officer of the Corporation. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 8. Vice President. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or such other designation as the Board of Directors may select.

Section 9. Secretary. The Secretary shall attend the meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision the Secretary shall be. Additionally, the Secretary shall have custody of the corporate seal of the Corporation, and the Secretary or an Assistant Secretary, shall have the authority to affix the same on any instrument requiring it, and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such other officer’s signature.

Section 10. Chief Financial Officer. The Board of Directors may select a Chief Financial Officer, who will be an officer of the Corporation. The Chief Financial Officer, if one is selected, need not hold any other officer title. The Chief Financial Officer, if one is selected, shall have general authority to supervise the financial and accounting affairs of the Corporation, subject to the authority of the Chairman, Chief Executive Officer and the President and Chief Operating Officer, and such other duties and powers as the Board of Directors or one of such officers prescribes.

Section 11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors from time to time prescribe.

Section 12. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors, together with the Secretary or any Assistant Secretary appointed by the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 13. Delegation. For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFERS OF STOCK

CLOSING OF TRANSFER BOOKS AND

REGISTERED SHAREHOLDERS

Section 1. Certificates of Stock. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be uncertificated shares. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors. Every holder of capital stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, President, a Vice President or such other officer as designated by the Board of Directors and the Secretary or an Assistant Secretary of the Corporation representing the number of shares (and, if the capital stock of the Corporation shall be divided into classes or series, certifying the class and series of such shares) owned by such shareholder which are registered in certified form; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Section 2. Transfer of Shares. In respect of certificated shares of capital stock, such shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of such certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. In respect of uncertificated shares of capital stock, such shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon the compliance with such rules and procedures as may be proscribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors.

Section 3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of incorporation of the Corporation.

Section 4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 5. Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which the Corporation may issue a new certificate for shares of capital stock in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner’s legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VII

NOTICES

Section 1. Type and Method of Notice. Notices of meetings for directors and shareholders shall be in writing and delivered personally or mailed or delivered by such other means as permitted by law to the directors or shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of meetings of directors may be given by personal delivery or overnight delivery or by electronic transmission, including electronic mail, telegram or facsimile transmission. Notices to directors shall be deemed to have been given when received.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Funds for Dividends. There may be set apart out of any of the funds of the Corporation available for dividends such amounts as the Board of Directors deems proper as a reserve or reserves for working capital, depreciation, losses in value, or for any other proper corporate purpose, and the Board of Directors may increase, decrease or abolish any such reserve in the manner in which it was created.

Section 2. Financial Instruments. All checks and demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 4. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

Section 5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 6. Reliance upon Books, Reports and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, in the performance of such member’s duties, shall be protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within the officer’s, employee’s, committee’s or other person’s competence and who have been selected with reasonable care by or on behalf of the Corporation.

Section 7. Application of Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the state of incorporation of the Corporation or of any other governmental body or power having jurisdiction over the Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law or provision, and shall in all other respects be in full force and effect.

ARTICLE IX

INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS

Section 1. Indemnity Other Than for Actions by the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Indemnity for Actions by the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3. Success on the Merits. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article IX, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 4. Procedure. Any indemnification under Sections 1 or 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

Section 5. Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

Section 6. Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX, unless otherwise provided by or granted pursuant to this Article IX, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article IX or of the Oklahoma General Corporation Act.

Section 8. Permissive Indemnification of Employees and Agents. The Board of Directors may, but shall not be required to, provide indemnification as provided herein to a person who is not an officer or director of the Corporation who is or was serving as an employee or agent of the Corporation or to any person who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 9. Severability. Each Section and part thereof of this Article IX shall be considered severable; and if, for any reason, any Section or part thereof is determined to be invalid and contrary to, or in conflict with, any existing or future provision of the Oklahoma General Corporation Act or any other law of the State of Oklahoma by a court having valid jurisdiction, such determination shall not impair the operation of, or have any other effect upon, the other Sections of this Article IX or the other parts of the Section in question as may remain otherwise intelligible, and such other Section or parts shall continue to be given full force and effect and such invalid paragraphs or parts shall be deemed not to be a part of these Bylaws.

ARTICLE X

AMENDMENTS

Section 1. General. In accordance with Article Six of the Certificate of Incorporation, these Bylaws may be amended and repealed, or new Bylaws may be adopted, by the shareholders or by the Board of Directors at any annual or special meeting of the shareholders or of the Board of Directors if notice of such amendment, repeal, or adoption of new Bylaws is contained in the notice of such meeting.